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                                                                Exhibit 10.14(a)

                                August 6, 1999


Lockhart Industries, Inc.
c/o Alpha Technologies
1155 Dairy Ashford, Suite 216
Houston, Texas 77079

Attn:    Johnny  J. Blanchard
Re:      Letter Agreement - Lease Extension
         15555 and 15557 Texaco Avenue
         Paramount, California

Reference is hereby made to that certain Lease dated October 31, 1979, and Lease Extensions dated July 13, 1989 and February 8, 1994, by and between Landcee Investment Co.("Lessor") and Lockhart Industries, Inc. ("Lessee") for the Premises commonly known as 15555 and 15557 Texaco Avenue, Paramount, California.

The parties do hereby agree that said Lease shall be extended for an additional period of five (5) years commencing November 1, 1999 and ending October 31, 2004. All terms, provisions and conditions of the original Lease shall remain in full force and effect during the extension period, except as provided as follows:

1. For the period November 1, 1999 through October 31, 2000 the monthly rent shall be $11,370.50.

2. For the period November 1, 2000 through April 30, 2002 the monthly rent shall be $11,737.28.

3. For the period May 1, 2002 through October 31, 2003 the monthly rent shall be determined as follows: The monthly rent payable for April 2002 ($11,737.28) shall be multiplied by a fraction, and the numerator of which shall be Consumer Price Index (C.P.I.) of the Bureau of Labor Statistics of the United States Department of Labor for Urban wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California (1967=100), "All Items", for the month of March, 2002, and the denominator of which shall be the C.P.I. for the month of September, 1999. The sum so calculated shall establish the new monthly rent for the period May 1, 2002 through October 31, 2003. However in no event shall said monthly rent be less than $12,324.14 or greater than $13,145.75.

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Lockhart Industries, Inc.
August 6, 1999
Page Two

4. For the period November 1, 2003 through October 31, 2004 the monthly rent shall be that monthly rent which has been calculated in Paragraph 3 above (for the period May 1, 2002 through October 31, 2003) plus 366.79 per month.

Please have two authorized officers sign both originals of this Letter
     Agreement-Lease Extension indicating your approval of the extension and return one original to our office at 1176 Main Street, Suite 100, Irvine, CA 92614.

On behalf of Landcee Investment Company we are delighted that you have decided to renew your Lease and look forward to a continued relationship with Lockhart Industries in the coming years.

                                            Sincerely,

                                            LANDCEE INVESTMENT
                                            COMPANY

                                            /s/ Robert D. Bendetti
                                            -------------------------------
                                            By:  Robert D. Bendetti
                                                 Authorized Representative
RDB:sl
cc: John Wenckus
    Jean Zamboni-Hoisington

AGREED & ACCEPTED:
Dated: September  15, 1999
                  --------

By Lockhart Industries, Inc.

By:  /s/Johnny J. Blanchard
     ----------------------

Name: Johnny J. Blanchard
      -------------------

Title:  Secretary & Treasurer
     ------------------------

By: Lockhart Industries, Inc.

By: /s/ John Wenckus
    ----------------

Name: John Wenckus
      ------------

Title: Vice President & General Manager
       --------------------------------